Exhibit 10.1

Contract no. :

Service Contract

Party a (employer) name: Zhong Yuan bio-technology Holdings Limited.

Economic type: Limited Liability Company.

Address: [room 1002, office building, chaoyang north road, chaoyang district, Beijing]

Party b (employee) name:  xian， jianhang

Gender: male.

Hong Kong identity card no. : Z116019 (3)

Address: Room 2803, 28 th floor, Block D, Tung Tao Court, West Wan He, Hong Kong.

I. Terms of the Contract.

Article 1:  the term of this contract is one year.  Please note that this contract is not a labor contract.
The effective date of this contract shall be February 01, 2018, and expire on January 31, 2019. This contract shall be executed in Beijing and the Hong Kong, the special administrative region of the People's Republic of China.

II. Service Content and location.

Article 2:  party b according to the requirements of the job works for party a as CFO and coordinate the professional team work for party a in the United States, including works as CFO in quarterly reports, annual reports, and sign documents as CFO when needed.

Article 3: party b shall provide service locations including but not limited to: Beijing, China and the Hong Kong, special administrative region.

III. Service Time.

Article 4.  In accordance with requirements of party a's IPO work, party b shall provide consulting services on a regular basis to party a's office in Beijing.

Article 5 .  The working hours are flexible, party b can arrange the working and rest time by himself as long as he can complete the work required by party a on Time.

Iv. Service Remuneration.

Article 6.  Party b's basic service fee is RMB 10,000 Yuan/month.

Article 7.  Party a should pay the service fee of party b in the form of currency before the 10th day of each month (in advance if have the statutory holidays).

V. Confidentiality.

Article 8.  Party b promises to strictly abide by party a's rules and regulations formulated by party a in accordance with the law and strictly keep party a's trade secrets. Party b will not disclose, use or give permission to use party a's trade secrets during the contract or after the termination of the contract. If the parties sign a confidentiality agreement, the parties shall execute the confidentiality agreement. The confidentiality agreement shall be considered as an integral part of this contract and has the same legal effect as this contract.

Vi. Modification, cancellation, termination and renewal of the contract.

Article 9. The relevant contents of the service contract may be changed through consensus by both parties. If the service contract is changed, the parties shall sign the agreement on change service contract.

Article 10. During the term of the contract, the service contract may be terminated through negotiation by both parties.

Article 11. If party b terminates this contract, he shall notify party a in writing 30 days in advance.

Article 12. In case of any of the following circumstances, party b may terminate the contract at any time, but shall notify party a in writing:

(1) Party a fails to pay party b's labor remuneration in full and in time according to this contract;

(2)Party a's rules and regulations violate the provisions of national laws and regulations and damage the legitimate rights and interests of party b;

(3) Other circumstances in which party b may terminate the service contract as provided by laws and regulations.

In case of party a by violence, threat or illegal restriction of personal freedom to force party b to work, or party a illegally order and force party b to work endangering his personal safety, party b may terminate this contract immediately without inform party a in advance.

Article 13 . The contract shall be terminated naturally in any of the following circumstances.

(1) Expiration of the service contract;

(2) Party a sign other types of service contracts with party b after successfully IPO.

(3) Party b dies or is declared dead or missing by the people's court;

(4) Party a declares bankruptcy according to law;

(5) Party a is revoked of business license, is ordered to close, revoked or party a decides to disband in advance;

(6) Other circumstances stipulated by laws and regulations.

Article 14. If the parties agree to extend the contract, they shall notify the other party and renew the service contract 30 days prior to the expiration of the service contract.

日期：2018年 02 月 01 日

Special Agreement.

Article 15. When party b changes address or other contact information, such as mobile phone number, fixed telephone number,etc,written notice to party a shall be given  within ten days after the change occurs. Otherwise, it will be considered arrived when party a deliver documents to pary b using the address of party b specified in this contract or the latest address that party b provided to the company for communication.

Other matters agreed upon by both parties.

Article 16. If any provision of this contract is invalid or unenforceable, it shall not affect the validity of other provisions of this contract.

Article 17. The parties may enter into a supplementary agreement through negotiation of matters not covered herein. The supplementary agreement shall have the same effect as this contract.

Article 18. The contract shall come into force upon being signed or sealed by both parties. This contract is made in duplicate, with each party holding one copy.

Party a :( seal) party b :( signature)

Legal representative (signature)

(Or entrusted agent)

Date: February 01, 2018.